EXHIBIT 15.1

October 22, 2025

To the Board of Directors and Shareholder of

MidAmerican Energy Company

Des Moines, Iowa

We are aware that our reports dated May 2, 2025 and August 1, 2025, on our review of interim financial information of MidAmerican Energy Company appearing in MidAmerican Energy Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, and June 30, 2025, respectively, are incorporated by reference in this Registration Statement.

/s/ Deloitte & Touche LLP

Des Moines, Iowa